                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
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                                AUTOIMMUNE, INC.
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                                 AUTOIMMUNE, INC.
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SEC 1913 (3-99)

AUTOIMMUNE INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 22, 2003

The Annual Meeting of Shareholders of AutoImmune Inc. will be held on Thursday, May 22, 2003 at 11:00 o’clock in the morning, Eastern Time at the offices of Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, for the following purposes:

1.	To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on April 3, 2003 are entitled to receive notice of and to vote at the Annual Meeting.

AutoImmune is mailing this proxy statement and the related proxy on or about April 10, 2003 to its shareholders of record on April 3, 2003.

By Order of the Board of Directors

Constantine Alexander

Secretary

April 10, 2003

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR SHARES OF CAPITAL STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

AUTOIMMUNE INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2003

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of AutoImmune Inc. of proxies for use at AutoImmune’s Annual Meeting of Shareholders to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, May 22, 2003 at 11:00 a.m., and at any adjournment or adjournments thereof (the “Annual Meeting”). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

Shares of AutoImmune common stock, par value $0.01, (“Common Stock”), represented by a properly executed proxy that is received by AutoImmune prior to the Annual Meeting, will, unless revoked, be voted as directed in the proxy. If a proxy is signed and returned, but does not specify how the shares represented by the proxy are to be voted, the proxy will be voted FOR the election of the nominees named therein and in such manner as the proxies shall decide on any other matters that may properly come before the Annual Meeting.

AutoImmune’s principal mailing address is 1199 Madia Street, Pasadena, CA 91103.

ANNUAL REPORT AND INDEPENDENT ACCOUNTANTS

AutoImmune’s Annual Report to Shareholders for the fiscal year ended December 31, 2002, including AutoImmune’s financial statements and PricewaterhouseCoopers LLP’s report on the financial statements, is being mailed with this proxy statement to each of AutoImmune’s shareholders of record on April 3, 2003. The Board of Directors intends to select PricewaterhouseCoopers LLP as AutoImmune’s independent accountants for the current fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

VOTING SECURITIES

Shareholders of record on April 3, 2003 may vote at the Annual Meeting. On that date, there were 16,919,623 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter listed in the Notice of Annual Meeting. If a quorum is present at the Annual Meeting, the directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote. Votes may be cast in favor of a nominee for director or withheld. Votes that are withheld or broker non-votes will have no effect on the outcome of the election of directors. (Broker non-votes occur when brokers or nominees holding stock in “street name” indicate on proxies that they do not have discretionary authority to vote the shares on a particular matter.)

Shareholders of record may vote their proxies by signing, dating and returning the enclosed Proxy Card. If no instructions are indicated, the shares represented by such proxy will be voted for the election of the nominees for director listed in this Proxy Statement. Each proxy that is properly received by AutoImmune prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions given on such proxy. Any shareholder giving a proxy prior to the Annual Meeting has the power to revoke it at any time before it is exercised by a written revocation received by the Secretary of AutoImmune or by executing and returning a proxy bearing a later date. Any shareholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. In addition, shareholders whose shares of Common Stock are not registered in their own name will need to obtain a legal proxy from the record holder of such shares to vote in person at the Annual Meeting.

ELECTION OF DIRECTORS

AutoImmune’s By-laws provide that the number of directors that shall constitute the Board of Directors shall be determined by the Board of Directors from time to time, but in no event shall the number of directors be less than three. AutoImmune’s Board of Directors has currently set the number of directors to serve on the Board of Directors for the ensuing year at four.

It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the persons named in the following table, all of whom are now directors of AutoImmune, to serve for the ensuing year and until their successors are elected and qualified. In the event that any of the nominees becomes unavailable (which is not now anticipated by AutoImmune), the persons named as proxies have discretionary authority to vote for a substitute person. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

Each of the following directors has been nominated for reelection at the Annual Meeting:

Name	Age	Director Since
Robert C. Bishop, Ph.D.	60	1992
Hugh A. D’Andrade	64	1994
Allan R. Ferguson	60	1988
R. John Fletcher	57	1991

Robert C. Bishop, Ph.D. has served as President and Chief Executive Officer of AutoImmune since he joined AutoImmune in May 1992 and as Chairman of the Board since May 1999. Prior to joining AutoImmune, Dr. Bishop held senior management positions at Allergan, Inc., an eye and skin care company, including President of Allergan Medical Optics from 1986 to 1988, Senior Vice President of Corporate Development from December 1988 to August 1989, President of Allergan Pharmaceuticals, Inc. from August 1989 to February 1991 and Group President of Allergan Therapeutics Group from February 1991 to May 1992. Dr. Bishop is also a director of Quintiles Transnational Corp., Millipore Corporation, Caliper Technologies Corporation and Optobionics Corporation. Additionally, Dr. Bishop serves as a member of the Board of Trustees/Managers for the MFS/Sun Life Series Trust and Compass Accounts at MFS Investment Management.

Hugh A. D’Andrade is currently retired. Mr. D’Andrade was Vice Chairman and Chief Administrative Officer of Schering-Plough Corporation from January 1996 until December 2000. Mr. D’Andrade is also a director of Myriad Genetics, Inc.

Allan R. Ferguson has been Managing Director of 3i Technology Partners, an international venture capital group, since July 1999. From April 1993 to July 1999, Mr. Ferguson was General Partner of Atlas Venture, an international venture capital fund which invests in early stage health care companies, and leader of its Life Science team.

R. John Fletcher is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting firm founded in 1983 which specializes in strategy development for high technology and health care businesses. Mr. Fletcher is managing partner of Fletcher Spaght Ventures, a venture capital fund. Mr. Fletcher is also a director of Nitinol Medical Technologies, Inc. and Spectranetics, Inc.

Committees of the Board of Directors

The Board of Directors currently has the following three standing committees:

(a)  Compensation Committee, consisting of Messrs. Ferguson and Fletcher and Henri A. Termeer, an incumbent director of AutoImmune. The function of the Compensation Committee is to review compensation paid to AutoImmune’s officers and employees and to administer AutoImmune’s stock option plans. Mr. Termeer will not continue in his position as a member of the Compensation Committee after May 22, 2003.

(b)  Audit Committee, consisting of Messrs. Ferguson, Fletcher and Termeer. The function of the Audit Committee is to consult with AutoImmune’s independent auditors to ascertain compliance with appropriate audit procedures. The members of the audit committee are “independent” as that term is defined in the National Association of Securities Dealers Listing Standards. The Audit Committee operates under a written charter adopted by the Board of Directors. Mr. Termeer will not continue in his position as a member of the Audit Committee after May 22, 2003.

(c)  Nominating Committee, consisting of Messrs. D’Andrade and Termeer. The function of the Nominating Committee is to nominate individuals to serve on AutoImmune’s Board of Directors and as officers of AutoImmune. The Nominating Committee will not consider nominees recommended by AutoImmune’s shareholders. Mr. Termeer will not continue in his position as a member of the Nominating Committee after May 22, 2003.

During fiscal year 2002, the Board of Directors met four times, the Audit Committee met two times and the Compensation Committee met one time. The Nominating Committee did not meet because the Board of Directors, as a whole, addressed the Nominating Committee’s responsibility. Each director attended at least 75% of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings of the committees on which he served that were held in fiscal year 2002, except for Mr. Termeer who did not attend two meetings of the Board of Directors or either Audit Committee meeting.

Certain Information Concerning the Board of Directors

Pursuant to the Stock Option Plan for Nonemployee Directors (the “Nonemployee Director Plan”), each director who is not an employee of AutoImmune automatically receives an option to purchase 25,000 shares of Common Stock immediately following the annual meeting of shareholders at which he is first elected. Each year thereafter, if the individual is still a member of the Board of Directors, the director receives an option to purchase 6,500 shares of Common Stock. Each nonemployee director who is a member of a standing committee of the Board of Directors automatically receives an additional option to purchase 1,000 shares of Common Stock immediately following his first election to a standing committee of the Board of Directors. An option to purchase an additional 1,000 shares of Common Stock is automatically granted every four years to a director who continues to be a member of the standing committee. The exercise price of options granted under the Nonemployee Director Plan is equal to the closing price of a share of AutoImmune’s Common Stock on the Nasdaq National Market on the date the option is granted. The options become exercisable in four equal annual installments commencing one year after the date of grant, provided that the director continues to be eligible under the terms of the Nonemployee Director Plan. During 2002, options to purchase 27,000 shares of Common Stock were granted to nonemployee directors under the Nonemployee Director Plan.

In addition, each nonemployee director is eligible to receive options to purchase shares of Common Stock under the terms of AutoImmune’s 1998 Stock Option Plan. During 2002, options to purchase 49,500 shares of common stock were granted to non-employee directors under the 1998 Stock Option Plan.

Each nonemployee director receives an annual retainer of $6,000 plus $500 for each committee of which they are a member. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings.

Directors hold office until the next meeting of the shareholders of AutoImmune and until their successors are elected and qualified. There are no family relationships among directors or executive officers of AutoImmune.

Certain Relationships and Related Transactions

Mr. Fletcher, a director of AutoImmune, is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting firm. In January 2000, AutoImmune entered into an agreement with Fletcher Spaght under which Fletcher Spaght agreed to assist AutoImmune with the potential launch of COLLORAL® as a product for the nutritional support of patients with rheumatoid arthritis. In consideration of these services, Fletcher Spaght received a monthly retainer of $10,000 from January 2000 until May 2000. In addition, Fletcher Spaght was entitled to receive a payment of (i) 5% of the amount, if any, that AutoImmune received for any U.S. rights to COLLORAL as a nutritional product in a transaction consummated on or before December 31, 2001 less (ii) the amount of retainer fees received by Fletcher Spaght under the agreement. In April 2001, the agreement with Fletcher Spaght was amended to reduce the amount Fletcher Spaght is entitled to receive to 2.5% of the amount that AutoImmune receives for any U.S. rights to COLLORAL as a nutritional product in a transaction consummated on or before December 31, 2002. In August 2002 AutoImmune entered into a joint-venture with Deseret Laboratories, Inc. to manufacture, market and sell COLLORAL as a nutritional product. As of March 15, 2003, Fletcher Spaght had received no payment under its agreements with AutoImmune, other than the initial monthly retainer.

EXECUTIVE COMPENSATION

The following table contains a summary of the annual, long-term and other compensation paid or accrued during the fiscal years ended December 31, 2000, 2001 and 2002 to those persons who were the Chief Executive Officer and the Director of Finance (the only other executive officer of AutoImmune) in 2002 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Securities Underlying Options(#)		All Other Compensation($)
		Salary($)	Bonus($)
Robert C. Bishop	2000	125,881	—	—		—
President and Chief Executive Officer(1)	2001	113,245	—	500,000	(2)
	2002	105,979

Heather A. Ellerkamp	2000	61,425	—	—		—
Treasurer and Director of Finance(3)	2001	45,683	—
	2002	46,751

(1)	Dr. Bishop’s full-time employment by AutoImmune terminated on December 31, 1999. He is still an executive officer of AutoImmune and continues to provide services to AutoImmune on a part-time basis.
(2)	On July 9, 2002, Dr. Bishop received an option to purchase 500,000 shares of AutoImmune’s Common Stock under AutoImmune’s 1998 Stock Option Plan. This grant replaced Dr. Bishop’s initial grant of 450,000 shares which expired on May 1, 2002.
(3)	Ms. Ellerkamp’s full-time employment by AutoImmune terminated on November 19, 1999. She is still an executive officer of AutoImmune and continues to provide services to AutoImmune on a part-time basis.

AutoImmune did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts in 2002.

Effective November 19, 1999 and December 31, 1999, Ms. Ellerkamp and Dr. Bishop, respectively, ceased being full-time employees of AutoImmune and became part-time common law employees and entered into agreements with AutoImmune pursuant to which they agreed to provide services similar to those they provided as full-time employees. Dr. Bishop’s agreement was amended effective March 1, 2000. Ms. Ellerkamp’s agreement was amended effective January 1, 2003. Under the agreements, Dr. Bishop receives compensation of $210 per hour for his services and Ms. Ellerkamp receives compensation of $110 per hour for her services.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to options granted to the Named Executive Officers during fiscal year 2002.

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Robert C. Bishop	500,000	100%	$0.52	7/9/12	$163,513	$414,373

(1)	The exercise price may be paid in cash, by check or, in the discretion of the Compensation Committee, in shares of AutoImmune’s Common Stock valued at fair market value on the date of exercise or by delivery of a personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code, or by any combination of the foregoing.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

There were no options exercised by any Named Executive Officer during the fiscal year ended December 31, 2002. The following table sets forth information as of December 31, 2002 concerning unexercised stock options held by the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Securities Underlying Unexercised In-the-Money Options at Fiscal Year End($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Bishop	244,000	500,000	$0	$55,000
Heather A. Ellerkamp	102,600	20,000	$6,000	$2,000

(1)	Based upon a fair market value of $0.63 per share of AutoImmune’s Common Stock, which was the closing price per share on December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,243,536	$1.70	687,500
Equity compensation plans not approved by security holders	—	—	—

Total	1,243,536	$1.70	687,500

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is comprised of three nonemployee directors. The Compensation Committee is responsible for the establishment and administration of AutoImmune’s executive compensation program. In addition, the Compensation Committee is responsible for the administration of and the granting of awards under AutoImmune’s 1998 Stock Option Plan and AutoImmune’s Stock Option Plan for Nonemployee Directors.

The Compensation Committee’s basic policy in setting compensation for AutoImmune’s executive officers is to ensure that compensation is (i) designed to align the interests of executive management with the long-term interests of the shareholders and (ii) competitive with the compensation paid by other development stage biotechnology companies in order to attract and retain executives. The Compensation Committee also endeavors to base compensation on each individual’s contribution to AutoImmune’s success. The Compensation Committee’s objective is to have each executive’s compensation package contingent on AutoImmune’s operational and, ultimately, financial success. The Compensation Committee believes that long term equity-based incentive compensation (in the form of stock options) that is performance driven constitutes a fundamental element of each executive officer’s total compensation package. The Compensation Committee’s policy generally is that executive officers should have a compensation package that places greater emphasis and dependence upon AutoImmune’s success and stock appreciation than on base salary.

Base Salary.    In late 1999, the two remaining executive officers of AutoImmune, Dr. Bishop and Ms. Ellerkamp, ceased being full-time employees of AutoImmune and began working in the same capacity on a part-time basis. Dr. Bishop and Ms. Ellerkamp are paid on an hourly basis at the rate of $210 per hour and $110 per hour, respectively. The hourly rates are based on their most recent base salaries and on rates charged currently by consultants providing similar services.

Incentive Bonus.    In fiscal year 2002, there were no incentive bonus payments to any of AutoImmune’s executive officers.

Stock Options.    In fiscal year 2002, the Compensation Committee recommended, and the Board of Directors approved, one grant of incentive stock options to the Chief Executive Officer, Dr. Bishop, under AutoImmune’s 1998 Stock Option Plan. The grant to Dr. Bishop replaced the initial grant made to Dr. Bishop, as Chief Executive Officer, which expired in May 2002 and is designed to provide an incentive for Dr. Bishop to work to achieve the long-term goals of AutoImmune. According to the terms of the option, the option becomes exercisable in one installment commencing on the third anniversary of the date of the grant, but all or a portion of the option may become exercisable sooner if certain events occur. Specifically, sixty percent of the shares covered by the option will become exercisable upon the first commercial sale of by Colloral LLC, an entity formed by a joint venture between AutoImmune and Deseret Laboratories, Inc., and forty percent of the shares covered by the option will become exercisable upon the subsequent license by AutoImmune of any of its intellectual property rights. Any vesting of the shares subject to the option is conditioned upon Dr. Bishop being an employee of AutoImmune on the vesting date.

Respectfully submitted,

Allan R. Ferguson, Chair

R. John Fletcher

Henri A. Termeer

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is appointed by the Board of Directors and currently consists of three independent directors. On behalf of the Board of Directors, the Audit Committee oversees AutoImmune’s financial reporting process and AutoImmune’s system of internal accounting and financial controls. Management is vested with primary responsibility for the development and maintenance of AutoImmune’s financial statements, financial reporting process and system of internal controls. In order to discharge its oversight role effectively, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of AutoImmune and has the power to retain outside legal counsel, auditors or other experts for this purpose.

AutoImmune’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. Their opinion, titled “Report of Independent Accountants,” may be found in AutoImmune’s Annual Report on Form 10-K. The Audit Committee reviewed with the independent auditors their judgments as to the quality and acceptability of AutoImmune’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Additionally, the Audit Committee discussed with the independent auditors the auditors’ independence from management and from AutoImmune, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

In fulfilling its oversight responsibilities for the fiscal year ended December 31, 2002, the Audit Committee reviewed the financial statements published in AutoImmune’s Annual Report on Form 10-K with management by examining and discussing the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with AutoImmune’s independent auditors the overall scope of and plans for its audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of its examination, its evaluation of AutoImmune’s internal controls and the overall quality for AutoImmune’s financial reporting.

The Audit Committee has determined that the provision of non-audit services provided by the independent auditors in fiscal year 2002 was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee operates under a written charter adopted by the Board of Directors of AutoImmune.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee intends to recommend to the Board of Directors that it select PricewaterhouseCoopers LLP as independent auditors of AutoImmune for the fiscal year ended December 31, 2003.

Respectfully submitted,

R. John Fletcher, Chair

Allan R. Ferguson

Henri A. Termeer

Fees by the Independent Auditor

Aggregate fees billed to AutoImmune for the fiscal years ended December 31, 2002 and 2001 by PricewaterhouseCoopers LLP for services are as follows:

	2002		2001
Audit Fees	$44,500		$35,000

Financial Information Systems Design and Implementation Fees	—		—

All Other Fees	$18,300	(1)	$19,181	(2)

Total Fees Billed	$62,800		$54,181

(1)	$13,300 is attributable to tax compliance and preparation fees.
(2)	All $19,181 is attributable to tax compliance and preparation fees.

Comparison of Total Return Among AutoImmune Inc.,

Nasdaq Pharmaceutical Index and

the Nasdaq Composite Index

The following graph compares, for the five year period commencing on December 31, 1997 and ending on December 31, 2002, the cumulative total return of AutoImmune’s Common Stock with the Nasdaq Pharmaceutical Index and the Nasdaq Composite Index, assuming the investment of $100 on December 31, 1997 and the reinvestment of any dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of AutoImmune’s Common Stock as of March 20, 2003 by (i) those persons known to AutoImmune to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of AutoImmune, (ii) each director of AutoImmune, (iii) the Named Executive Officers and (iv) all directors and executive officers of AutoImmune as a group. This information has been furnished by the persons named in the table below or in filings made with the Securities and Exchange Commission. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Common Stock(2)
Five Percent or Greater Shareholders
Andrew H. Tisch and others	1,386,600	(3)	8.2%
667 Madison Avenue
New York, NY 10021
Eastbourne Capital Management, L.L.C	2,085,600	(4)	12.3%
1101 Fifth Avenue, Suite 160
San Rafael, CA 94901
BVF Partners L.P.	3,604,297	(5)	21.3%
227 West Monroe Street, Suite 4800
Chicago, IL 60606

Directors
Robert C. Bishop	603,339	(6)	3.6%
Hugh A. D’Andrade	130,750	(7)	*
Allan R. Ferguson	89,703	(8)	*
R. John Fletcher	70,060	(9)	*
Henri A. Termeer	58,000	(10)	*

Named Executive Officers
Robert C. Bishop	603,339	(6)	3.6%
Heather A. Ellerkamp(11)	105,819		*
Directors and officers as a group (6 persons)	1,057,671	(12)	6.3%

*	Less than 1%
(1)	Except as otherwise noted, each person referenced in the table has sole voting and investment power with respect to such person’s shares.
(2)	Percentages in the table are based upon 16,919,623 shares of common stock outstanding as of March 20, 2003.
(3)	Includes 325,200 shares of Common Stock held by Andrew H. Tisch, 325,200 shares of Common Stock held by Daniel R. Tisch, 325,200 shares of Common Stock held by James S. Tisch, 325,200 shares of Common Stock held by Thomas J. Tisch, 59,700 shares of Common Stock held by FBB Associates, 13,050 shares of Common Stock held by Baker/Tisch Investments, L.P. and 13,050 shares of Common Stock held by Baker Bros. Investments, L.P. Each of Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch have shared voting and investment power with respect to all of the 325,200 shares of Common Stock held by each other person. Julian C. Baker and Felix G. Baker may be deemed to be beneficial owners of shares owned by Baker/Tisch Investments, L.P., Baker Bros. Investments, L.P. and FBB Associates, a general partnership, and have shared voting and investment power with respect to 85,800 shares of Common Stock. This information is provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2002.

(4)	Includes 1,042,800 shares of Common Stock held by Eastbourne Capital Management LLC and 1,042,800 shares of Common Stock held by Richard Jon Barry. Each of Eastbourne Capital Management LLC and Richard Jon Barry share voting and investment power with respect to the other person’s or entity’s 1,042,800 shares of Common Stock. This information is provided pursuant to an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003.
(5)	Includes 1,403,529 shares of Common Stock held by Biotechnology Value Fund, L.P., 603,163 shares of Common Stock held by Biotechnology Value Fund II, L.P., 1,406,905 shares of Common Stock held by BVF Investments, L.L.C. and 175,500 shares of Common Stock held by Investment 10, LLC, a managed account. Each of Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. and BVF Investments, L.L.C. share with BVF Partners L.P. voting and investment power with respect to the shares of Common Stock each such entity beneficially owns. BVF Partners L.P. and BVF Inc. share voting and investment power with respect to 3,604,297 shares of Common Stock with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C. and Investment 10, LLC. This information is provided pursuant to an Amendment to Schedule 13D filed with the Securities and Exchange Commission on June 14, 2002 and a Form 4 filed with the Securities and Exchange Commission on August 9, 2002.
(6)	Includes 544,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(7)	Includes 10,000 shares of Common Stock held by a trust of which Mr. D’Andrade is a trustee and 78,250 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(8)	Includes 12,403 shares of Common Stock owned by Mr. Ferguson, 73,250 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days, 3,250 shares of Common Stock owned jointly by Mr. Ferguson and his spouse and 800 shares of Common Stock owned by Mr. Ferguson’s spouse. Mr. Ferguson has shared voting and investment power with respect to all such shares of Common Stock except that Mr. Ferguson has sole voting and investment power with respect to the 12,403 shares of Common Stock owned by him and the 73,250 shares of Common Stock issuable pursuant to options exercisable within 60 days and no voting and investment power with respect to the 800 shares held by his spouse.
(9)	Includes 60 shares of Common Stock owned by Mr. Fletcher’s minor children and 67,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(10)	Includes 58,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(11)	Includes 102,600 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(12)	Includes 923,100 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AutoImmune’s directors, executive officers and persons who beneficially own more than ten percent of a registered class of AutoImmune’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of AutoImmune. Officers, directors and greater than ten percent beneficial owners are required to furnish AutoImmune with copies of all Section 16(a) forms they file.

To AutoImmune’s knowledge, based solely on review of the copies of Section 16(a) reports furnished to AutoImmune and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to AutoImmune’s executive officers, directors and greater than ten percent beneficial owners were timely satisfied.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by AutoImmune at its principal executive offices by December 11, 2003 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

The By-laws of AutoImmune specify when a shareholder must submit proposals (including nominees for election to the Board of Directors) for consideration at a shareholders’ meeting in order for those proposals to be considered at the meeting. In order for a proposal to be considered at a shareholders’ meeting, the shareholder making the proposal must have given timely notice in writing to the Secretary of AutoImmune. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal mailing address of AutoImmune Inc., 1199 Madia Street, Pasadena, CA 91103, not less than 60 days nor more than 90 days prior to the meeting, except that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

OTHER MATTERS

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

AutoImmune will bear the cost of preparing, assembling and mailing these proxy materials and all costs of solicitation. In addition to soliciting proxies by mail, officers and directors of AutoImmune, without additional compensation, may use their personal efforts to obtain proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. AutoImmune will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are owned beneficially by others, to send these proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

By Order of the Board of Directors

Constantine Alexander Secretary

April 10, 2003

AUTOIMMUNE INC.

ANNUAL MEETING OF SHAREHOLDERS — May 22, 2003

Proxy Solicited On Behalf of the Board of Directors

The undersigned shareholder hereby appoints Robert C. Bishop and Heather A. Ellerkamp, and each of them individually, proxies for the undersigned, with full power of substitution and re-substitution, to represent the undersigned and to vote all shares of common stock of AUTOIMMUNE INC. (“AutoImmune”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of AutoImmune to be held on Thursday, May 22, 2003 and at any and all adjournments thereof (the “Meeting”), as follows:

1.  Election of Directors. Nominees:

Robert C. Bishop, Ph.D.        Hugh A. D’Andrade        Allan R. Ferguson        R. John Fletcher

☐  FOR                                               ☐  WITHHELD

☐    FOR, except vote withheld for the following nominee(s), if any:

2.  Authorizing proxyholders to vote in their discretion as to such matters as may properly come before the Meeting, other than proposals of which AutoImmune has received proper notice in accordance with its By-laws.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR AND SHALL BE DEEMED TO AUTHORIZE THE PROXYHOLDERS TO VOTE IN THEIR DISCRETION AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY APPLICABLE LAW.

PLEASE SIGN ON REVERSE

Signature(s)

Date:                                                          , 2003

NOTE:    Please sign exactly as name or names appear above. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a corporation, please give your title. For joint accounts, all named holders should sign.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.